May 27, 2014

ACRO, Inc.

1 Ben Gurion Street
Bnei Brak, Israel

To Whom It May Concern:

This letter is to inform the Board of Directors of ACRO, Inc. that I hereby tender my resignation as a director of ACRO, Inc.  This resignation shall take effect immediately.

Very truly yours,

/s/Baruch Mitzengendler
Baruch Mitzengendler